Exhibit 99.1

Biomet Announces Definitive Agreement to Acquire

Lanx, Inc.

WARSAW, IN, October 7, 2013—Biomet, Inc., a global leader in the manufacture of musculoskeletal and biotechnology products, announced today that it has reached a definitive agreement to acquire Lanx, Inc., a full service spine company and a leader in minimally invasive techniques and technologies.

The pending acquisition would expand Biomet Spine’s technology portfolio through the addition of innovative products currently offered by Lanx, including the Timberline® Lateral Approach Fusion System, and the Aspen® Minimally Invasive Fusion System. These products are complementary to Biomet Spine’s comprehensive offering of products, including the Lineum® OCT Spine System, MaxAn® Anterior Cervical Plate System, Cellentra™ VCBM and the Polaris™ Translation™ Screw System.

The closing is subject to clearance under the Hart-Scott-Rodino Antitrust Improvements Act and other customary closing conditions. The boards of directors of both Biomet and Lanx have approved the transaction. The acquisition is expected to close on or before November 29, 2013.

Jeff Binder, Biomet President and CEO, stated, “This is an exciting opportunity for Biomet to improve its competitiveness in the spine market by leveraging the best aspects of each company and adding strategically important technologies to our product portfolio. We look forward to welcoming the talented Lanx team members and distributors to Biomet and working together to build our spine business.”

Dan Gladney, CEO of Lanx, Inc., stated, “Biomet Spine is the ideal home for the talent and technologies that Lanx has worked so hard to develop. The combination of these companies and their products will be a powerful force in the spine market of the future.”

Adam Johnson, President of Biomet Spine, Bone Healing & Microfixation, commented, “The agreement to acquire Lanx is a key step in the fulfillment of our strategic plan. The resulting increase in scale, expansion of our product portfolio and infusion of talent will accelerate our efforts to be the partner of choice in spine for distributor partners, hospitals and the spine surgeons we serve.”

For further information on Biomet Spine products, please visit http://www.biomet.com/spine.

About Biomet

Biomet, Inc. (www.biomet.com) and its subsidiaries design, manufacture and market products used primarily by musculoskeletal medical specialists in both surgical and non-surgical therapy. Biomet’s product portfolio encompasses large joint reconstructive products, including orthopedic joint replacement devices, and bone cements and accessories; sports medicine, extremities and trauma products, including internal and external orthopedic fixation devices; spine and bone healing products, including spine hardware, spinal stimulation devices, and orthobiologics, as well as electrical bone growth stimulators; dental reconstructive products; and other products, including microfixation products and autologous therapies. Headquartered in Warsaw, Indiana, Biomet and its subsidiaries currently distribute products in approximately 90 countries.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements are often indicated by the use of words such as “will,” “intend,” “anticipate,” “estimate,” “expect,” “plan” and similar expressions. Forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the following factors: the ability of the Company to successfully integrate the acquisition of Lanx; the Company’s ability to retain existing Lanx independent sales agents for its products; and other factors set forth in the Company’s filings with the SEC, including the Company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q. Although the Company believes that the assumptions on which the forward-looking statements contained herein are based are reasonable, any of those assumptions could prove to be inaccurate given the inherent uncertainties as to the occurrence or non-occurrence of future events. There can be no assurance as to the accuracy of forward-looking statements contained in this press release. The inclusion of a forward-looking statement herein should not be regarded as a representation by the Company that the Company’s objectives will be achieved. The Company undertakes no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, the reader is cautioned not to place undue reliance on forward-looking statements which speak only as of the date on which they were made.

For further information, contact:

Investor Relations: Barb Goslee, 574-372-1514, barb.goslee@biomet.com

Media Relations: Bill Kolter, 574-372-1535, bill.kolter@biomet.com